SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                         -------------------------

                                  FORM 8-K


                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934
                         -------------------------


      Date of report (Date of earliest event reported): March 15, 1999

                    Pioneer Hi-Bred International, Inc.
           (Exact name of Registrant as specified in its charter)


          Iowa                     0-7908                   42-0470520
(State of Incorporation)     (Commission File No.)    (IRS Employer Number)



  400 Locust Street, 700 Capital Square, Des Moines, Iowa        50309
  (Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code: (515) 248-4800

Item 5.   OTHER EVENTS

     On March 15, 1999, Pioneer Hi-Bred International, Inc., an Iowa corporation ("Pioneer"), E. I. du Pont de Nemours and Company, a Delaware corporation ("DuPont") and Delta Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of DuPont ("Delta"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Pioneer will be merged (the "Merger") into Delta, with Delta surviving the Merger. Pursuant to the terms of the Merger Agreement, DuPont transferred 49,333,758 shares of Class B common stock, no par value per share, of Pioneer which it acquired pursuant to the Investment Agreement, dated August 6, 1997, between Pioneer and DuPont (the "Investment Agreement")in exchange for 49,333,758 shares of common stock, par value $1.00 per share, of Pioneer ("Common Stock") on March 17, 1999. Such shares represent approximately 20% of the shares of Common Stock outstanding as of December 29, 1998, as set forth in Pioneer's Quarterly Report on Form 10-Q, filed January 7, 1999. DuPont and its wholly-owned subsidiary, DCEO, share the power to vote and to dispose of such shares subject to the terms and conditions of the Investment Agreement and the Merger Agreement. Such shares are entitled to five votes per share but DuPont has agreed that the number of votes that DuPont is entitled to vote in its sole discretion with respect to such shares will not exceed (i) except under certain circumstances, 20 percent of all of the votes which may be cast by holders of Common Stock and (ii) the percentage of outstanding shares of Common Stock represented by such shares, unless Pioneer permits a person who owns a greater percentage of Common Stock than DuPont to have voting power in excess of such person's economic interest.

     At the effective time of the Merger, each share of Pioneer Common Stock (other than shares held by DuPont and any shares as to which appraisal rights are perfected) will be converted in the Merger, at the election of the holders thereof, into either (i) a fraction of a share of DuPont common stock with an average trading price (calculated over a ten trading day period preceding the Pioneer stockholder meeting) of $40 or
(ii) the right to receive $40 in cash, subject to the overall limitation that 45% of the consideration paid to Pioneer stockholders will be cash and 55% will be DuPont common stock. Holders of Pioneer options have similar election rights in the Merger with respect to such options, except that there will be no limit on the number of options which holders will be permitted to convert into DuPont options. The closing of the Merger is subject to various conditions, including the approval of Pioneer stockholders and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

     A copy of the joint press release, dated March 15, 1999, issued by Pioneer and DuPont, Amendment No. 2, dated March 15, 1999 to the Amended and Restated Rights Agreement, dated December 13, 1996, as amended, between Pioneer Hi-Bred International, Inc. and Bank Boston N.A. (Formally known as The First National Bank of Boston) ("Amendment No. 2") and of the Merger Agreement are attached hereto and incorporated by reference.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (c)  Exhibits


               Exhibit 2 Agreement and Plan of Merger, dated March 15, 1999, among Pioneer Hi-Bred International, Inc., E. I. du Pont de Nemours and Company and Delta Acquisition Sub, Inc.

               Exhibit 4 Amendment No. 2, dated March 15, 1999 to the Amended and Restated Rights Agreement, dated December 13, 1996, as amended, between Pioneer Hi-Bred International, Inc. and Bank Boston N.A. (Formally known as The First National Bank of Boston).

               Exhibit 99.1   Joint Press Release, dated March 15,
                              1999, issued by Pioneer Hi-Bred International, Inc. and E. I. du Pont de Nemours and Company.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    PIONEER HI-BRED INTERNATIONAL, INC.
                                    (registrant)


                                    By: /s/William DeMeulenaere
                                       ---------------------------------

Dated:  March 17, 1999